UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

UNISYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

The Audit & Finance Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Unisys Corporation (the “Company”) conducted an internal investigation regarding certain disclosure controls and procedures matters. Management of the Company, in consultation with the Audit Committee, has identified material weaknesses in the Company’s disclosure controls and procedures and internal control over financial reporting related to the design and maintenance of effective formal policies and procedures over information being communicated by the IT function and the legal and compliance function to those responsible for governance, including the Chief Executive Officer and Chief Financial Officer, to allow timely decisions related to both financial reporting and other non-financial reporting in the reports that the Company files or submits under the Securities Exchange Act of 1934, as amended. As a result, the Company has concluded that its disclosure controls and procedures were not effective as of December 31, 2021, March 31, 2022 and June 30, 2022 and its internal control over financial reporting was not effective as of December 31, 2021.

Notwithstanding the foregoing, the Company does not expect these findings to result in any changes to the financial results in the Company’s previously reported financial statements or to impact the financial results in the Company’s unaudited financial statements for the period as of and ended September 30, 2022.

The Company, the Audit Committee and the Board are committed to maintaining a strong internal control environment and are currently evaluating remediation efforts that will be designed and implemented to enhance the Company’s control environment. The identified material weaknesses in disclosure controls and procedures and internal control over financial reporting will only be considered remediated when the relevant controls have operated effectively for a sufficient period of time for management to conclude that they have been remediated.

Within the next several days, the Company expects to file its amended Annual Report on Form 10-K/A for the year ended December 31, 2021 to state that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2021. The Company also plans to file amended Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2022 and June 30, 2022, in each case, to state that the Company’s disclosure controls and procedures were not effective. The opinion of PricewaterhouseCoopers LLP, an independent registered public accounting firm, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 will also be restated to state that the Company’s internal control over financial reporting was not effective.

In addition, the Company expects to file its Quarterly Report on Form 10-Q for the period ended September 30, 2022 within the next several days.

Forward Looking Statements

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “will,” “anticipate,” “intend,” “expect” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the impact of the Audit Committee’s investigation; the impact of management’s conclusion, in consultation with the Audit Committee, that material weaknesses existed in the Company’s disclosure controls and procedures and internal control over financial reporting; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control over financial reporting of which the Company is not currently aware or that have not yet been detected; and those described more fully in the Company’s periodic filings with the SEC. Forward-looking statements contained in this report are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNISYS CORPORATION

Date: November 21, 2022	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer